TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

The Board of Directors
Delta Oil & Gas, Inc.
(a Development Stage Company)

We consent to the incorporation by reference in this Registration Statement of Delta Oil & Gas, Inc. (a Development Stage Company) on Form S-8 of our Report of Independent Registered Public Accounting Firm dated April 14, 2005 on the Balance Sheet of Delta Oil & Gas, Inc. (a Development Stage Company) as of December 31, 2004, and the related Statements of Operations, Stockholders’ (Deficiency) and Cash Flows for the year ended December 31, 2004. Our report appears in the Delta Oil & Gas, Inc. Annual Report on Form 10-KSB filed on April 19, 2005 for the fiscal year ended December 31, 2004, which is incorporation herein by reference.

/s/ TELFORD SADOVNICK, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

August 30, 2005

124 West Magnolia Street, Suite 423, Bellingham, Washington  98225
Telephone:  (360) 397-2886     Facsimile:  (360) 392-2887